EXHIBIT 99.1

EL PASO                                           NEWS
-------------------------------------------------------------
El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511

FOR IMMEDIATE RELEASE

EL PASO CORPORATION UPDATES LIQUIDITY POSITION, ASSETS SALES
                         AND OUTLOOK
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HOUSTON,  TEXAS,  DECEMBER 19, 2002-El Paso  Corporation
(NYSE:EP) today provided an update on its liquidity, asset sales program, and business plans. The collateral requirements associated with the recent ratings actions
on   El   Paso's   debt   have  been   consistent   with
expectations,   and  the  company's  liquidity   remains
strong.   As  of  December 18, 2002, El  Paso  had  $3.4
billion of available liquidity.

Sources                         ($ billions)
     Available cash                $ 1.3
     364-day bank facility           3.0
     Multi-year bank facility        1.0
                                   -----
          Subtotal sources         $ 5.3

Uses
     Commercial paper outstanding  ($0.0)
     364-day facility outstanding  ( 1.5)
     Multi-year facility
       letters of credit           ( 0.4)
                                   ------
          Subtotal uses            ($1.9)

Net available liquidity             $3.4

      El  Paso  continues to make excellent progress  on
asset  sales,  having closed more than $3.6  billion  in
sales  transactions  thus  far  in  2002.   The  company
expects   to   close  approximately  $1.4   billion   of
additional non-core asset sales by the end of the  first
quarter  2003,  with another approximate $1  billion  of
asset  sales  expected to close during the remainder  of
2003.  All of these sales are part of El Paso's strategy
to  sell  non-core  assets to reduce  debt  and  enhance
liquidity.
     The company's core businesses-pipeline, production,
midstream,  and non-merchant power-continue  to  perform
well.   In addition, the strengthening natural gas price
environment  and  growing need  for  new  infrastructure
provide  a solid base for these businesses in  2003  and
beyond,  and  highlight  El  Paso's  position  as  North
America's leading provider of natural gas services.  The
company  is  implementing its plan to exit  the  trading
business  and  will adopt the new accounting  rules  for
that  business in the fourth quarter.  Additionally,  El
Paso   is   reviewing  its  other   businesses   as   it
rationalizes its non-core holdings.  The analysis of the
financial  impact of these changes on trading and  other
businesses in the fourth quarter 2002 and full-year 2003
is  ongoing.  In February 2003, El Paso will provide  an
update  on  its capital investment program,  asset  sale
progress,  financing plan, and 2003  earnings  and  cash
flow outlook.
El  Paso Corporation is North America's leading provider
of   natural  gas  services.   The  company   has   core
businesses  in  natural  gas production,  gathering  and
processing,  and  transmission,  as  well  as  liquefied
natural   gas   transport   and   receiving,   petroleum
logistics,   power  generation,  and   merchant   energy
services.  El Paso Corporation, rich in assets and fully
integrated  across  the  natural  gas  value  chain,  is
committed to developing new supplies and technologies to
deliver  energy  to communities around the  world.   For
more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

This  release  includes forward-looking  statements  and
projections,  made  in  reliance  on  the  safe   harbor
provisions  of the Private Securities Litigation  Reform
Act  of  1995.   The  company has made every  reasonable
effort to ensure that the information and assumptions on
which  these  statements and projections are  based  are
current,  reasonable, and complete.  However, a  variety
of   factors  could  cause  actual  results  to   differ
materially from the projections, anticipated results  or
other expectations expressed in this release, including,
without limitation, changes in commodity prices for oil,
natural  gas,  and power; general economic  and  weather
conditions  in geographic regions or markets  served  by
El   Paso  Corporation  and  its  affiliates,  or  where
operations  of  the  company  and  its  affiliates   are
located;  the uncertainties associated with governmental
regulation; political and currency risks associated with
international   operations  of  the  company   and   its
affiliates;  inability to realize anticipated  synergies
and   cost   savings   associated   with   mergers   and
acquisitions   on   a   timely  basis;   difficulty   in
integration  of  the  operations of previously  acquired
companies,  competition, and other factors described  in
the  company's  (and  its  affiliates')  Securities  and
Exchange  Commission filings.  While the  company  makes
these  statements and projections in good faith, neither
the  company  nor  its  management  can  guarantee  that
anticipated future results will be achieved.   Reference
must be made to those filings for additional important factors that may affect actual results.


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Contacts:
Communications and
 Government Affairs            Investor Relations
 Norma F. Dunn                 Bruce L. Connery
 Senior Vice President         Vice President
 Office: (713) 420-3750        Office: (713) 420-5855
 Fax:    (713) 420-3632        Fax:    (713) 420-4417